Exhibit 10.7

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”), dated as of July 31, 2012, is entered into by and among NutraCea, a California corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).

WHEREAS, pursuant to a Securities Purchase Agreement dated January 17, 2012, among the Company and the Holders (the “January 2012 Purchase Agreement”), the Company issued to the Holders Original Issue Discount Secured Convertible Debentures due July 1, 2013 (the “January 2012 Debentures”) in the aggregate principal amount of $870,000 and Warrants to purchase common stock, no par value per share, of the Company (the “January 2012 Warrants”); and

WHEREAS, the Company and the Holders have agreed to exchange the January 2012 Debentures for new debentures and to acknowledge an adjustment of the exercise price of the January 2012 Warrants and an increase in the number of Warrant Shares underlying the January 2012 Warrants.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.                     Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefore in the January 2012 Purchase Agreement, the January 2012 Debentures and the January 2012 Warrants.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Closing Date” means the Trading Day when this Agreement and the New Debentures have been executed and delivered by the applicable parties thereto.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Weintraub Genshlea Chediak Tobin & Tobin Law Corporation, with offices located at 400 Capitol Mall, 11th Floor, Sacramento, California 95814.

“Disclosure Schedules” means the Disclosure Schedules to this Agreement which are delivered concurrently herewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all January 2012 Warrants or conversion or redemption in full of all New Debentures, ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the two years preceding the date hereof.

“Securities” means the New Debentures and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company, other than Nutra SA, as set forth on Schedule 3(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which any Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT (formerly NYSE AMEX), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the New Debentures and all “Transaction Documents” as defined in the January 2012 Purchase Agreement, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the New Debentures.

2.             Agreements and Acknowledgements.

(a)           Exchange of Debentures.  The Company hereby agrees to issue to each Holder an Original Issue Discount Senior Secured Convertible Debenture due January 1, 2014, in the form attached hereto as Exhibit A (the “New Debentures”), in the aggregate principal amount of $1,009,200 in exchange for the cancellation in full of the January 2012 Debentures.  Each Holder acknowledges and agrees that, upon the issuance and delivery of the New Debentures, the January 2012 Debentures will be deemed cancelled and each Holder will deliver the original January 2012 Debentures to the Company.

(b)           Acknowledgement on Exercise Price of and Number of Warrant Shares underlying the January 2012 Warrants.   The Company hereby acknowledges and agrees that, upon the issuance of the New Debentures, pursuant to the anti-dilution provisions included in the January 2012 Warrants, the Exercise Price of the January 2012 Warrants is adjusted to $0.07 per share, subject to adjustment therein, and the aggregate number of Warrant Shares issuable under the January 2012 Warrants is increased to 10,714,286.

(c)           Definition of “Debentures” in Transaction Documents.  The Company and Holders hereby agree that, in the Transaction Documents, the term “Debentures” shall no longer mean the January 2012 Debentures and, from the date hereof, “Debentures” shall mean the New Debentures.

3.             Representations and Warranties.  Except as set forth in the corresponding section of the disclosure schedules attached hereto, the Company hereby makes to the Holders the following representations and warranties:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; and provided, that the changes in the trading price of the Common Stock shall not, in and of itself, constitute a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           [RESERVED]

(f)           Issuance of the New Debentures.  The New Debentures are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)          Capitalization.  Except as provided on Schedule 3.1(g), the capitalization of the Company is as described in the SEC Reports. Schedule 3.1(g) also includes the number of shares of Common Stock owned beneficially, and of record, by each executive officer and director of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents; provided that the Company is issuing Subordinated Notes and associated Common Stock Warrants to the persons and in the amounts listed on Schedule 3.1(g) on or about the same date as this Closing with respect to the Subordinated Indebtedness.  Except as set forth on Schedule 3.1(g), a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Holders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders other than with respect to the Subordinated Indebtedness, the material terms of which are set forth on Schedule 3.1(g).

(h)           Shell Company. The Company is not subject to Rule 144(i).

(i)            Bring Down.  The Company expressly reaffirms that each of the representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof, and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement and as of the Closing Date (unless as of a specific date therein), except as set forth in the Disclosure Schedules.

4.            [RESERVED]

5.             Representations and Warranties of the Holders.  Each Holder, for itself and for no other Holder, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)           Organization; Authority.  Such Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder.  Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Securities in compliance with applicable federal and state securities laws).  Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Holder Status.  At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

The Company acknowledges and agrees that the representations contained in Section 5 shall not modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any express representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

6.             Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 6(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall make the representations set forth in Section 5, and then shall have the rights and obligations of a Holder under this Agreement.

(b)           The Holders agree to the imprinting, so long as is required by this Section 6, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR ANY SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 6(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effective date of a registration statement covering the resale of the Underlying Shares if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Debenture is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 6(c), it will, no later than three Trading Days following the delivery by a Holder to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

(d)           In addition to such Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 6(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend; provided, however, the parties acknowledge and agree that the Underlying Shares may be issued free of all legends as of the date hereof and accordingly the obligation to pay liquidated damages for failing to remove legends upon conversion commences immediately after the date hereof.  Nothing herein shall limit such Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Holder, severally and not jointly with the other Holders, agrees with the Company that such Holder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

7.             Miscellaneous.

(a)           The respective obligations and agreements of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within 4 Trading Days of the date hereof, issue a Current Report on Form 8-K with the Commission disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement and the form of New Debenture as exhibits thereto (the “8-K Filing”).  From and after the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company will provide all documentation reasonably requested by the Holders for purposes of qualifying the Underlying Shares in compliance with Rule 144 to be issued without restriction and not containing any restrictive legend.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

 (b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(c)           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

(d)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)           This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

***********************

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

NUTRACEA

By:	/s/ W. John Short
Name: W. John Short
Title: Chief Executive Officer

[signature pages of Holders to follow]

SIGNATURE PAGE OF HOLDER TO
SECURITIES EXCHANGE AGREEMENT
AMONG NUTRACEA AND
THE HOLDERS THEREUNDER

Name of Holder: ___________________________________

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________________

Principal Amount of January 2012 Debentures: $______________________

DISCLOSURE SCHEDULE

TO

SECURITIES EXCHANGE AGREEMENT
_________________________

DATE: JULY 31, 2012

2

DISCLOSURE SCHEDULE

This document comprises the “Disclosure Schedule” to the Securities Exchange Agreement (“Agreement”) entered into as of July 31, 2012, by and among NutraCea, a California corporation (“NutraCea”), and the Holders identified on the signature pages thereto (each a “Purchaser” and, collectively, the “Purchasers”). The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate and reasonably apparent.

For purposes of third parties’ (which do not include the Purchasers) use of the Disclosure Schedule:

•
No reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule.

•
No disclosure in the Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Terms defined in the Agreement shall have the same meanings when used herein unless otherwise defined herein.

3

Section 3(a) – Subsidiaries

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Grain Enhancement, LLC (2) (7)	Delaware limited liability company
Nutra SA LLC (3)	Delaware limited liability company
Industria Riograndens De Oleos Vegetais Ltda (4)	Lilimited liability company organized under the laws of the Federative Republic of Brazil
NutraCea, LLC (1) (7)	Delaware limited liability company
NutraCea Brazil Ltda (1)	Lilimited liability company organized under the laws of the Federative Republic of Brazil
NutraCea Offshore LTD (5)	Company organized under the laws of the Cayman Islands
Rice Rx, LLC (1)	Delaware limited liability company
Rice Science LLC (1)	Delaware limited liability company
The RiceX Company (1)	Delaware corporation
RiceX Nutrients, Inc. (6)	Montana corporation.
SRB- MERM, LLC (7)(8)	Delaware limited liability company
SRB-LC, LLC (7)(8)	Delaware limited liability company
SRB-MT, LLC (7)(8)	Delaware limited liability company
SRB-WS, LLC (7)(8)	Delaware limited liability company
SRB- IP, LLC (7)(8)	Delaware limited liability company

(1)	wholly owned subsidiary of NutraCea
(2)	47.5% interest
(3)	51.0% interest
(4)	wholly owned subsidiary of Nutra SA LLC
(5)	72.0% interest
(6)	wholly owned subsidiary of The RiceX Company
(7)	inactive
(8)	formed February 2, 2012, wholly owned subsidiary of NutraCea, LLC

4

Section 3(g) – Capitalization

NutraCea Capitalization Table

	Before Transaction		Cancellation of Prior OID Note	Convertible Notes and Warrants Issued		Increase in Shares Underlying Warrants with Antidilution Provisions		Proforma After 7/31/12 Transactions
Outstanding shares	204,833,937							204,833,937
Shares issuable upon conversion of Sr.OID note	5,800,000		(5,800,000)	18,571,429				18,571,429
Shares issuable upon conversion of sub. notes	43,750,000			7,142,857	(a)	18,750,000		69,642,857
Sr. OID warrants issued	6,250,000	(d)		18,571,429	(e)	4,464,286	(d)	29,285,714
Subordinated Note warrants	43,750,000			7,142,857	(b)	31,250,000		82,142,857
Shares underlying warrants - all other	16,937,713	(c)				6,944,226		23,881,939
Shares underlying options	38,565,741							38,565,741
	359,887,391		(5,800,000)	51,428,571		61,408,512		466,924,474

(a) Assumption = $500,000 of subordinated convertible notes issued at $0.07 conversion rate.
(b) Assumption = $500,000 of warrants issued at 100% coverage with $0.08 exercise.
(c) This amount excludes "out of the money" warrants of 38,239,172 with an exercise price of .95 that expire in August 2012 and 15,075,369 warrants with an exercise price of .64 that expire in April 2013.
(d)  Total of 6,250,000 + 4,464,286 = 10,714,286 total outstanding old warrants after ratchet
(e) Number represents 1,300,000 / .07 with an exercise price of 8 cents.

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Beneficial Ownership of Officers and Directors.
		A Owned Common Stock 12/31/11	Exercisable Options 7/31/12	Warrants 7/31/12	Convertible Notes 7/31/12	B Total	(A + B) Total Beneficial Ownership
Short, W John	Director/Officer	249,900	8,790,373	250,000	250,000	9,290,373	9,540,273
Gingras, Leo	Officer (terminated 4/12/12)	53,000	4,364,343	-	-	4,364,343	4,417,343
Belt, J Dale	Officer	-	2,006,263	-	-	2,006,263	2,006,263
Garner, Colin	Officer	-	787,704	-	-	787,704	787,704

Hoogenkamp, Henk	Director	1,840,750	577,281	-	-	577,281	2,418,031
Koppes, Richard	Director	296,635	448,984	-	-	448,984	745,619
Lintzenich, James (Zanesville and Trust)	Director	1,628,371	1,414,342	500,000	500,000	2,414,342	4,042,713
McMillan, Edward (and Trust)	Director	293,690	1,452,208	250,000	250,000	1,952,208	2,245,898
Quinn, John	Director	220,465	955,924	-	-	955,924	1,176,389
Halpern, Baruch	Director	790,000	224,129	31,041,520	25,000,000	56,265,649	57,055,649

Investors under July 31, 2012 Subsequent Closing of Note and Warrant Purchase Agreement

Greg Vislocky - $500,000

Harold Guy Delamarter - $250,000

NTC & CO. Custodian FBO
Baruch Halpern, IRA - $100,000

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Financing Warrants with Price Based Anti-dilution

Date Issued	Financing Description	Type of Anti- Dilution	Expiration Date	Exercise Price as of 01/12/12	Outstanding Warrants
February 2007	Common Stock and Warrant PIPE	Weighted Average	August 2012	$0.95	38,239,175
April 2008	Common Stock and Warrant Registered Direct	Weighted Average	April 2013	$0.64	15,075,369
May 2009	Exchange Offer (Cranshire & Midsummer)	Full Ratchet*	May 2014	$0.10	5,678,200
July 2009	Halpern Settlement	Full Ratchet	July 2014	$0.10	8,633,327

*
sharesof common stock and options issued to directors, officers, employees or consultants are excluded if the number of such securities issued, in the aggregate, do not exceed 2.5% of the outstanding shares on October 16, 2008 which equals approximately 3,600,000 shares.

Alothon – Conversion of NutraSA, LLC units into shares of NutraCea common stock

On December 29, 2010, NutraCea entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Nutra SA, LLC, NutraCea’s wholly-owned subsidiary (“Nutra SA”), Industria Riograndens De Oleos Vegetais Ltda., Nutra SA’s wholly-owned subsidiary (“Irgovel”), and AF Bran Holdings-NL LLC and AF Bran Holdings LLC (collectively, the “Investor”).  In connection with the Purchase Agreement, NutraCea entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Nutra SA, Irgovel and the Investor.  Pursuant to the Investor Rights Agreement, the Investor may elect to convert its units of Nutra SA into shares of NutraCea common stock following the earlier of the third anniversary of the initial closing or, upon the occurance of an Event of Default (as defined in the Purchase Agreement), then the second anniversary of the initial closing.  The number of shares of NutraCea common stock that the Investor will receive in exchange for its units in Nutra SA will be an amount such that the aggregate price of the NutraCea common stock issued to the Investor will equal the aggregate value of the Nutra SA units held by the Investor.  In no event will the Investor be issued a percentage of the outstanding common stock of NutraCea greater than the lesser of the Investor’s percentage ownership interest in Nutra SA or 49%.  In the event that the number of shares of NutraCea common stock issued to the Investor is limited to 49% of the outstanding shares of NutraCea, NutraCea shall issue a warrant to the Investor to purchase a number of shares of common stock equal to the difference between 49% of the number of fully diluted shares of NutraCea common stock, which number includes shares of common stock underlying options, warrants and other convertible securities, minus the number of shares actually issued to the Investor.

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Section 3(i) – Bring Down

The disclosure schedules delivered to the Purchasers on July 31, 2012 in connection with the Securities Purchase Agreement dated July 31, 2012 updates and modifies the disclosure schedules provided to the Purchasers in connection with the Securities Purchase Agreement dated January 17, 2012.

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